UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

As previously disclosed, on October 16, 2013, Great Basin Scientific, Inc. (the “Company”) entered into a sale-leaseback transaction with Onset Financial, Inc. (“Onset”) pursuant to a Master Lease Agreement and Schedule 001 thereto (collectively, the “Lease Agreement”). The Lease Agreement provided for the sale of 125 molecular diagnostic analyzers by the Company to Onset for a  price of $2,500,000, and a lease-back of the analyzers from Onset for monthly payments of $74,875. On March 14, 2014, the Company entered into Lease Schedule 002 pursuant to which it sold to Onset 75 molecular diagnostic analyzers for a price of $1,500,000, and leased-back the analyzers from Onset for monthly payments of $64,665.

On April 13, 2017, the Company repurchased both sets of analyzers from Onset for an aggregate purchase price of $1.0 million in cash plus payment of current invoices in the amount of $0.2 million. Pursuant to the terms of the Lease Agreement, the ownership of the analyzers was transferred back to the Company and all letters of credit and security interests pursuant to the Master Lease Agreement were filed to be cancelled.

The Company obtained the funds to make the payments to Onset by obtaining a $1.2 million advance from Utah Autism Foundation (the “Foundation”). David Spafford, one of our directors, and his wife, Susan Spafford, have been designated by the Foundation as “Founding Trustees” under its bylaws and have authority to control certain activities of the Foundation. The Company and the Foundation plan to enter into definitive transaction documents, which are currently being negotiated, for repayment of the funds.  The Company plans to execute a loan agreement and issue a promissory note for the amount of the advance that will provide for 24 monthly payments of $45,000 per month with interest of 10% per annum. There will be a balloon payment at the end of the 24-month period in April 2019. The Company will grant a security interest in the analyzers to the Foundation until the loan is fully paid.

The loan from the Foundation will replace $1.2 million in obligations to Onset that would have been payable in monthly payments of $139,540 through September 2017 and $74,875 from October 2017 through April 2018.

The Company obtained waivers from the holders of the 2017 Series A and Series B Notes to be able to incur this indebtedness with and grant a security interest in the analyzers to, the Foundation.

On April 18, 2017, $3 million was released from the restricted cash accounts and returned to the holders thereof. Pursuant to the terms of the 2017 Series B Senior Secured Convertible Notes (the “Series B Notes”) the holder's principal amount of the Series B Notes was reduced on a dollar for dollar basis for each dollar of restricted cash released to the holder. Accordingly, the principal amount of the remaining Series B Notes was reduced from $6.2 million to $3.2 million.

Item 1.02.Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03.Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Master Lease Agreement by and between Onset Financial, Inc. and the Company, dated as of October 16, 2013. (1)
10.2

Schedule 001 for Onset Lease Agreement dated October 16, 2013, as amended by that certain amendment dated December 10, 2013 and associated (i) Acceptance and Delivery Certificate, (ii) Bill of Sale and (iii) Sale and Leaseback Agreement. (1)

10.3

Schedule 002 for Onset Lease Agreement dated March 14, 2014, as amended by that certain amendment dated March 18, 2014 and associated (i) Acceptance and Delivery Certificate, (ii) Bill of Sale and (iii) Sale and Leaseback Agreement. (1)

10.4	Conditional Bill of Sale between Onset Financial, Inc. and the Company.*

10.5	Waiver by the Required Holders (as defined in the Series B Notes of the Company).*

*Filed herewith.

(1)

Filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-197954) filed with the U.S. Securities and Exchange Commission on August 20, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: April 19, 2017	By:	/s/ Ryan Ashton
Name: Ryan Ashton Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
10.1	Master Lease Agreement by and between Onset Financial, Inc. and the Company, dated as of October 16, 2013. (1)
10.2

Schedule 001 for Onset Lease Agreement dated October 16, 2013, as amended by that certain amendment dated December 10, 2013 and associated (i) Acceptance and Delivery Certificate, (ii) Bill of Sale and (iii) Sale and Leaseback Agreement. (1)

10.3

Schedule 002 for Onset Lease Agreement dated March 14, 2014, as amended by that certain amendment dated March 18, 2014 and associated (i) Acceptance and Delivery Certificate, (ii) Bill of Sale and (iii) Sale and Leaseback Agreement. (1)

10.4	Conditional Bill of Sale between Onset Financial, Inc. and the Company.*

10.5	Waiver by the Required Holders (as defined in the Series B Notes of the Company).*

*Filed herewith.

(1)

Filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-197954) filed with the U.S. Securities and Exchange Commission on August 20, 2014, and incorporated herein by reference.